UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 30, 2013

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 30, 2013, Five Below, Inc. issued a press release announcing the upsizing and pricing of its secondary offering. The size of the offering has been increased to 11,315,000 shares of common stock at a public offering price of $35.65 per share. All 11,315,000 shares are being offered by selling shareholders. Certain selling shareholders have granted the underwriters of the offering an option to purchase an additional 1,697,250 shares. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 30, 2013 announcing upsizing and pricing of secondary offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 30, 2013 announcing upsizing and pricing of secondary offering.